UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 21, 2006

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Loring Drive, Framingham, Massachusetts 01702
(Address of principal executive offices) (Zip Code)

(508) 620-7676
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 23, 2006, Symbollon and Gardent Pharmaceuticals, Inc. (formerly known as Bioaccelerate Holdings, Inc.) mutually terminated their exclusive worldwide licensing and co-marketing agreement covering the use of IoGen for the treatment of pain and tenderness associated with fibrocystic breast disease. Under the terms of the agreement, entered into on April 12, 2005, Gardent was to fund ongoing Phase III development of IoGen. Gardent had the primary responsibility for the commercialization of IoGen, and we were to oversee the future clinical development efforts necessary to seek marketing approval for IoGen. The parties were to share in any net profits upon commercialization. We had previously sent a notice of default to Gardent regarding its failure to establish and fund an escrow required by the agreement. Upon termination of the agreement all rights to IoGen licensed to Gardent in the agreement reverted back to us.

Item 3.02 Unregistered Sales of Equity Securities.

On August 21, 2006, Symbollon sold 366,500 shares of common stock, together with redeemable warrants for a like number of shares, in a private placement to accredited investors, realizing gross proceeds of $366,500 (net proceeds of $342,340). In connection with the private placement we issued redeemable warrants for 24,160 shares to the placement agent.

The redeemable warrants entitle the holder thereof to purchase at any time up to August 21, 2011 a share of Class A common stock at a price of one dollar ($1.00) per share. The redeemable warrants may be redeemed by Symbollon at $0.01 per warrant in the event that the closing sales price of the Class A common stock over twenty successive trading days is equal to or greater than $5.00 and the average trading volume over that period is in excess of twenty-five thousand (25,000) shares per day, subject to the holder’s right to exercise.

The securities offered will not be or have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We are obligated to file a resale registration statement for the purchasers covering the shares purchased and the shares issuable upon exercise of the warrants.

The securities were offered and sold in reliance upon the exemption from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. Our reliance on the exemption was based, in part, on each purchaser’s representation that it is an accredited investor (as defined by Rule 501 under the Securities Act).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2006

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
President, Chief Executive Officer and Chief Financial Officer